AMENDED AND RESTATED OPERATING,
                          LICENSE, REVENUE SHARING AND
                          MANAGEMENT SERVICES AGREEMENT

     This Amended and Restated Operating, License, Revenue Sharing and Management Services Agreement ("Agreement") is effective as of the 5th day of May, 1998, by and between ASANOL MANAGEMENT CORP. with its directors, officers, agents representatives and assigns, hereinafter "Licensee", and Cyberoad.com
(IOM)  Limited,  hereinafter  "CIOM",  an  Isle  of  Man  corporation.

                                    RECITALS
                                    --------

     These  recitals  form  a  material  part  of  this  agreement.

     WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties develops gaming software, transaction systems for verifiable events wagering, and has developed valuable technology; software, technical and support know-how and related expertise know as CR Netbook (TM)" (hereinafter "Proprietary Technology").

     WHEREAS, Licensee wishes to license Proprietary Technology from CIOM and wishes to enter into an agreement with CIOM for CIOM and/or its affiliates through contractual agreements with third parties to market the services of a sports gaming facility pursuant to which Licensee intends to operate and market the services of a sports gaming facility that provides wagering opportunities on verifiable events in sports, and on-line casino games.

     WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties provides services in order for the licensee to operate and maintain its own call center.

     WHEREAS, the Parties are entering into a non-exclusive license agreement by which CIOM grants Licensee a non-exclusive license to Proprietary Technology owned by CIOM and/or its affiliates in connection with the sportsbook, with its operational center in Costa Rica, and other associated sites as needed.

     WHEREAS, Licensee shall be responsible for all marketing and shall provide the bankroll and assume all business risk of the on-line Casino Sportsbook operation, including but not limited to paying out all winners, and will provide all the business rules governing the on-line Sportsbook & Casino.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1.     TERM  AND  CONDITIONS  PRECEDENT
--     ----  ---  ----------  ---------

     1.1 Term. This Agreement shall remain in force indefinitely until terminated by either party for cause, or under paragraph (1.2, 1.3, 1.4)

     1.2 Termination. Either party to this contract can terminate upon giving 6 months written notice of termination, without cause, but no less than 2 years from the Website being operational, presently estimated to be May Pt 1998. Unless a superseding agreement is entered into by the parties, CIOM will not have any duty of any nature upon the termination of this agreement (except the terms, which this Agreement include), but will agree to do what ever is necessary to effect a smooth transition for Licensee.

     1.3 Dissolution. Licensee may unilaterally turn down the delivery of the system as suggested, and as such CIOM has no right of claim on Licensee for costs damages or other charges that are associated with the development, building and construction of the site, other than such requests specifically ordered by Licensee and executed by CIOM.

     1.4 Cancellation at infringement Upon occurrence of any Event of Default described herein, and as can be reasonably expected as standard business practices in addition to all other rights and remedies available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, Licensee shall be entitled to terminate this Agreement without any further obligation to CIOM, with or without notice to or consent by CIOM, except if such notice, consent, or judicial process is expressly required by law.

2.     SYSTEMS  REQUIREMENTS.  PERFORMANCE  STANDARDS  AND  EQUIPMENT  SHARING
--     -------  -------------  -----------  ---------  ---  ---------  -------

     2.1 The System. The system is defined and limited to server centers in Vancouver and Costa Rica with the required tele-communications connectivity to operate Web servers and transaction servers in the two locations to offer betting services to the North American and Russian sports market, Software and Hardware which is necessary to system operate.

     2.2 Proprietary Data Bases. CIOM shall provide a reasonable system design to create proprietary databases of Clients who visit, register, or wager at the Site. CIOM will not solicit Licensee's clients or sell, disclose, or knowingly transmit, any proprietary client data to any third party without Licensee's written consent. Databases and the all information from these databases and a program interface are Licensee's property.

     2.3 Player Registration. CIOM shall provide user access to allow users to register electronically as prospective account holders of the Site and to review all rules, terms, and conditions applicable to Gaming and other uses on the Site.

     2.4 Player Assistance. Licensee shall pay player support as needed to maintain the system even if supplied by CIOM (consultation, explanation and etc.).

     2.5 Financial Transactions. CIOM shall prepare and provide to Licensee such applications as are necessary to provide electronic or other access to banks to transfer Win/Loss administered by Licensee as well as archival storage capabilities for later audit and verification purposes. Such a system shall be integrated into operating software and operate under the commercial name "EBANX". All accounts shall be available for review by Licensee upon request, and will be audited by Pannel Ken Forester's Vancouver Office. Final release of profits from operations shall be made on a weekly basis after account reviews both by Licensee and CIOM License will enter into a separate agreement with eBanx outlining the relationship between Licensee and eBanx.

     2.6 Operation and Repair. Licensee shall pay and CIOM shall provide the installation of the servers necessary to run the system as described. These servers are Licensee's property. CIOM shall, during the term of this Agreement, keep the Servers in good working condition and repair, except for any damage caused to the Server by any negligent act of Licensee or its agents, employees, or invitees, and except for reasonable wear and tear and events beyond CIOM 's control. CIOM shall, during the term of this Agreement, provide sufficient
Server capacity such that users of the Licensee Sportsbook may reasonably operate the applications contained in the Licensee Sportsbook. If and when required, additional bandwidth will be added and paid for as an item from operating expenses. All repairs made by CIOM shall be at its expense. Licensee expressly waives and relinquishes the provisions of any law or any other right permitting Licensee to make repairs at CIOM's expense. CIOM shall have no liability to Licensee for damages arising from or related to operation of the Server except for willful misconduct of CIOM's employees, agents, or invitees.

     2.7 Web Site. CIOM shall develop the original web-site for Licensee. This web-site will be the property of CIOM until all systems and components are accepted and paid for by Licensee. After this payment the Web-site will be the Licensee's property and CIOM must transfer to the Licensee all original program's material about Web-site. CIOM can't sell or use this Web-site without Licensee's permission.

     2.8 Flaws or Glitches. CIOM shall promptly provide and immediately correct any flaws or glitches in any program or graphic displays

     2.9 Audit of Books and Records. Regular audits shall be paid from operating expenses. Any extraordinary audits requested by either party shall be paid for by the initiating party, unless a discrepancy of more than s~ is discovered by the audit, in which case the costs shall be paid by CIOM.

     2.10 Extent of Service. The Service provides for software and hardware maintenance of the System at

     2.11 Marketing. CIOM, through service agreements, shall develop and provide a marketing plan for Licensee.

3.     EXPENSES,  REWARDS,  AND  REVENUE  SHARING,  PROPERTY
--     ---------  --------  ---  -------  --------  --------

     3.1 The party's expenses must be coordinated in the Budget. The Budget shall be considered part of this Agreement (Appendix "A"):

          3.1.1 Telecom Cost Sharing. Licensee shall pay for its own Call Center equipment.

          3.1.2     Licensee  shall  pay  for  Call  Center  Telecom  Charges.

          3.1.3 Operating Cost The Licensee shall pay all operating costs for the system and the site while CIOM shall pay all software and hardware maintenance cost.

          3.1.4 Marketing. Once the marketing plan, which was developed by CIOM for Licensee, is approved by Licensee, Licensee shall pay all marketing costs connected with Licensee's Web-site as described in Budget, which is considered part of this Agreement.

          3.1.5 Web-site. The Licensee shall pay for the development of the original web site to CIOM, with all modifications and changes to the site paid by Licensee (exclude the paragraph 2.8 of this Agreement) at the current rates applicable at the time of the changes. The Licensee shall pay for the development of the Web-site after acceptance of the whole system.

          3.1.6 Player Assistance. Licensee shall pay player support as needed to maintain the system, cost to be determined, but presently estimated to be 2 telephone operators and equipment.

          3.1.7 All other expenses that connect with operating of the system but not indicate in this Agreement shall be paid from the sum incoming from wagering, unless specifically defined and agreed by Licensee.

     3.2 All revenue sums, which come from the online and Call Center must deposit to the Licensee's account, after deducting CIOM Revenue share, operating costs and other incidentals.

     3.3 Licensee shall share in the Gross Revenue (Appendix "A") as follows:

          3.3.1     All  generated  revenue:

               -      CIOM-  50%  (Fifty  percent);

               -      Licensee  -  50%  (Fifty  percent)

     3.4 All equipment, including servers, hardware, software, which was paid by Licensee, is Licensee's property.

4.     JUDGMENT  OF  INFRINGEMENT
--     --------  --  ------------

     If a court of competent jurisdiction issues a final judgment or issues a final injunction declaring the Proprietary Technology invalid in its entirety or as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology~ Licensee's Site or Licensee's Sportsbook, this Agreement shall terminate.

5.    WARRANTIES AND AMENABILITY
--    --------------------------

     5.1 Licensee Protection from the Encroachment by the Third Persons. CIOM shall guarantee that it is lawful owner of all the Proprietary Technology rights as well as of all software that is developed for the Licensee and shall defray all legal and other costs for all and any manner of actions, causes of action or suits relating to any encroachment, larceny or claims for the CIOM Proprietary Technology or software even if they are asserted against the Licensee, and all the loss covered in that manner shall be paid by CIOM The Licensee will agree to do whatever is necessary in the proceedings relating to any of such action, cause of action or legal process without defraying costs.

6.     MISCELLANEOUS
--     -------------

     6.1 Arbitration. All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If, after Thirty
(30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Patties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in Vancouver, BC, Canada under the rules of the International Arbitration Center. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be conformable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the panel of arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing Party.


     6.2 Assignment. AMC shall have the right, subject to CIOM's reasonable consent to assign this Agreement to a subsidiary, affiliate, or a purchaser or all or substantially all the stock or assets of AMC after which any such assignee or purchaser shall become a party to this Agreement. CIOM shall have the right to assign this Agreement at anytime without the prior consent of AMC

     6.3 Choice of Law. All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or conditions, or of any rights or obligations of the Parties, shall be governed by the laws of the State of Isle of Man, except its conflicts of laws.

     6.4 Survival of Obligations. Each Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit.

     6.5     Recitals.  The recitals shall be considered part of this Agreement.

     6.6 Notices. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:

If  to  CIOM~

     Cyberoad.com  (IOM)  Limited
     Castle  1-1111,  Victoria  Road
     International  House
     Douglas,  Isle  of  Man
     British  Isles,  1W  4RB

Blank  (fill  in)

If  to  Licensee:

ASANOL  MANAGEMENT  CORP.

Road  Town,
Pasea  Estate,

                                  SCHEDULE "A"
Systems  User  Fee

     In exchange for the Network Fees paid to CIOM, it shall provide the following:

     Transaction  server  in  Costa  Rica
     Web  server  in-Vancouver
     Satellite  ground  station  and  hookup  facilities
     Network  access  to  the  Internet


System  Use  Fee  for  Website:

     US$5,000/month  for  Bandwidth  cost  and  network  fee,  from  the time of
     commencement  of     operation  of  the  Website.
     Server  cost:  $6,000/server  X  2  =  US$12,000


System  User  Fee  for  Call  Center

     Fixed  and  Variable  Charges  plus  Operating  Costs


Operating  Costs

     CIOM  shall  pay  for  the  maintenance  of  the system while the system is hosted on servers on its network When the system is installed on Licensee's network it will pay for all operating and maintenance costs, including any all costs to build separate facilities to host the system, according to Schedule GP Operating Projections attached.


Website

     The  web  site  development  is  quoted  as  costing  $40,000


Software  License

     The license cost is US$150,000, payable in two stages, US$75,000 at the time of the signing of the Agreement, and $75,000 within 60 days of the completion of installation and delivery of the system.


Revenue  Sharing

     Sportsbook  Revenue

     Licensee  -  50%  of  the  Gross  Gaming  Revenue  ("GGR").

     CIOM-  50%  of  the  GGR.

     Casino  Gaming

     Licensee  -  50%  of  the  GGR

     CIOM-  50%  of  the  GGR.


Set  Up  Fees

     Software  License          $150,000

     Website                     $40,000

     Server                      $12,000


Total:     US$202,000  Due  at  Signing


ASANOL MANAGEMENT CORP.

By:/s/  Dr. A. Karapatakis
       -------------------
Title:  Director
       -------------------


CYBEROAD.COM (IOM) LIMITED

By: /s/ John Coffey
    ----------------------
Title:  President
    ----------------------